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                                                                     EXHIBIT 5.1


                        CONSENT OF INDEPENDENT AUDITORS



The Sponsors and Trustee of Equity Investor Fund, Tele-Global Trust 2000 C, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-48056 of our report dated November 29, 2000, relating to the statement of condition of Equity Investor Fund, Tele-Global Trust 2000 C, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
November 29, 2000